Exhibit 99.1

IHEARTMEDIA, INC. REPORTS

RESULTS FOR FIRST QUARTER 2016

Revenues Up 1.4%; OIBDAN Up 8.6%

Revenues Up 4.1%; OIBDAN Up 11.8%, Excluding FX and Non-Strategic Asset Sales

San Antonio, TX, May 4, 2016 – iHeartMedia, Inc. (OTCBB: IHRT) today reported financial results for the first quarter.

“We’re pleased with the success of our growth initiatives in the quarter,” said Bob Pittman, Chairman and Chief Executive Officer. “We expect this momentum to continue to build, as we keep investing in our employees and transforming iHeartMedia, Inc. into a multi-platform, 21st century media and entertainment company with groundbreaking programmatic, data-learning and research capabilities. Our iHeartMedia results reflect our growing audiences across broadcast radio, digital, social, mobile and events, as well as our enhanced ability to monetize them, such as our ongoing success in attracting political campaign spending. At Americas outdoor, we have also seen continued evolution based on our introduction of a full range of innovative technologies that use aggregated, anonymous, statistical insights from third-party data providers to enable marketers for the first time to buy our inventory with the same sophisticated tools used in digital campaigns. At International outdoor, we are seeing our business plan gaining traction, including key contract wins and notable progress in the digital conversion of our inventory worldwide.”

“Building on our continuing investments, iHeartMedia and Americas outdoor were both up in revenues and OIBDAN, with International outdoor essentially flat, excluding the impact from foreign exchange rates and adjusted for the non-strategic asset sales,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer. “This solid performance of our operating businesses provides us with the flexibility to manage our capital structure in a prudent manner, and allows us to keep evaluating opportunities to strengthen our balance sheet and our businesses.”

Key Financial Highlights

The Company’s key financial highlights for the first quarter 2016 include:

•	Consolidated revenues increased 4.1% after adjusting for a $15 million impact from movements in foreign exchange rates and the $20 million impact of the non-strategic Americas outdoor markets we sold in the first quarter of 2016. On a reported basis, consolidated revenue increased 1.4%.

•	On a reported basis, iHeartMedia revenues increased $41 million, or 5.9%. Revenues increased $32 million, or 4.6%, excluding political revenue.

•	Americas outdoor revenues increased $12 million, or 4.2%, after adjusting for a $5 million impact from movements in foreign exchange rates and a $20 million impact from the sale of non-strategic markets. The increase was driven by higher revenues from digital and static billboards. On a reported basis, revenues decreased 4.5%.

•	International outdoor revenues decreased $1 million, or 0.3%, after adjusting for a $10 million impact from movements in foreign exchange rates. Revenue growth in certain countries including Australia, China and France was offset by decreases in other countries including the United Kingdom and Switzerland. On a reported basis, revenues decreased $11 million, or 3.4%.

•	OIBDAN[1] increased 11.8% excluding the impact from movements in foreign exchange rates and the impact of the non-strategic Americas outdoor markets we sold in the first quarter of 2016, and increased 8.6% on a reported basis.

Note: OIBDAN1 calculation excludes $4.2 million of incremental lease expense from sale-leaseback transactions related to the sale of certain broadcast communications tower sites and two office buildings and $1 million of amortization expense related to deferred system implementation costs.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

iHeartMedia

•	Aired the iHeartRadio Music Awards live on tbs, TNT and truTV, iHeartMedia broadcast stations nationwide and iHeartRadio. The April 3rd iHeartRadio Music Awards was the No. 1 trending program of the week, — ahead of the Academy of Country Music Awards and American Idol, according to Nielsen Twitter TV Ratings.

•	Generated a record 115 billion U.S. social media impressions during the promotion of the iHeartRadio Music Awards – far surpassing the social engagement for both the Oscars and the Grammys. Worldwide, the event delivered nearly a quarter trillion social impressions.

•	Recently won the Eighth Annual Shorty Award for the 2015 iHeartRadio Music Festival as “The Best of Social Media at a Live Event”.

•	Staged the first-ever iHeart80s Party featuring the decade’s biggest music superstars at the Forum in Los Angeles on February 20th, which was streamed and broadcast live on iHeartMedia Mainstream AC, HOT AC and Adult Hits radio stations nationwide and televised nationally on the AT&T AUDIENCE network on DirecTV on March 18th.

•	Partnered with Jelli to create a groundbreaking programmatic ad-buying platform to expedite the buying process for agencies and advertisers, that features iHeartMedia’s rich data and insights for unique forms of targeting.

•	Named Kelly Kibler Executive Vice President of Multi-Cultural Marketing for the iHeartMedia Markets Group, working across the company to leverage iHeartMedia’s reach and ability to target and communicate with its culturally diverse audience at the market level.

Outdoor

•	Introduced RADAR – Americas outdoor’s new data analytics solution to plan and buy out-of-home (OOH) media and use aggregated, anonymous, statistical insights from third-party data providers to enable marketers for the first time to use the same sophisticated audience segmentation, targeting and insights for OOH advertising already available for their digital campaigns.

•	Secured an eight-year contract to provide new, state-of-the-art display advertising with interactive technology both indoors and outdoors at Washington Dulles International and Ronald Reagan Washington National airports to reach a combined 41 million travelers annually, expanding Americas outdoor’s leadership in digital OOH media in the Washington, D.C. metropolitan area.

•	Expanding the digital street furniture network and launching Adsmart in Australia and New Zealand through Adshel – International’s joint Australia/New Zealand venture with APN – that will add 365 digital screens for a total of 825 in the two countries and provide an ad-serving platform to enable advertisers to enhance their campaigns based on time of day, place, audience, context and business.

•	Awarded a seven-year advertising contract for Asda stores in the UK, including a complete re-build of Asda outdoor billboard and poster sites, as well as digital screens powered by International outdoor UK’s intelligent content management system – Play iQ – at up to 300 superstores.

•	Awarded 12-year contract to manage Madrid’s street furniture – one of the largest in Europe – that features environmental sustainability, universal accessibility and the most innovative communication and public engagement channel available anywhere across 1,610 advertising panels, including 300 digital with 350 WiFi spots, to better serve consumers and advertisers. This award is subject to an appeal under the applicable administrative legal procedures in Spain.

•	Installed 980 digital displays across our markets increasing the digital billboards to 1,056 in 28 markets in North America and to more than 7,645 across 19 international markets.

•	Hired Wade Rifkin to the newly created position of Senior Vice President of Programmatic to develop Americas outdoor’s programmatic strategy and work closely with its technology, marketing and sales operations teams to make it easier for agencies and advertisers to buy inventory.

Revenues, Operating Expenses and OIBDAN by Segment4

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Revenue[1]
iHM	$738,886	$697,801	5.9%
Americas Outdoor	282,528	295,863	(4.5%)
International Outdoor	308,193	319,180	(3.4%)
Other	34,183	32,821	4.1%
Eliminations	(285)	(1,101)

Consolidated revenue	$1,363,505	$1,344,564	1.4%

Operating expenses[1,2]
iHM	$492,158	$474,767	3.7%
Americas Outdoor	193,341	201,871	(4.2%)
International Outdoor	277,154	288,230	(3.8%)
Other	27,654	30,664	(9.8%)
Eliminations	(285)	(1,101)

Consolidated operating expenses	$990,022	$994,431	(0.4%)

OIBDAN[1]
iHM	$246,728	$223,034	10.6%
Americas Outdoor	89,187	93,992	(5.1%)
International Outdoor	31,039	30,950	0.3%
Other	6,529	2,157	202.7%
Corporate[1,3]	(73,418)	(73,710)	(0.4%)

Consolidated OIBDAN	$300,065	$276,423	8.6%

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1,4

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Revenue[1]
iHM	$738,886	$697,801	5.9%
Americas Outdoor	287,543	295,863	(2.8%)
International Outdoor	318,297	319,180	(0.3%)
Other	34,183	32,821	4.1%
Eliminations	(285)	(1,101)

Consolidated revenue	$1,378,624	$1,344,564	2.5%

Operating expenses[1,2]
iHM	$492,158	$474,767	3.7%
Americas Outdoor	197,315	201,871	(2.3%)
International Outdoor	287,467	288,230	(0.3%)
Other	27,654	30,664	(9.8%)
Eliminations	(285)	(1,101)

Consolidated operating expenses	$1,004,309	$994,431	1.0%

OIBDAN[1]
iHM	$246,728	$223,034	10.6%
Americas Outdoor	90,228	93,992	(4.0%)
International Outdoor	30,830	30,950	(0.4%)
Other	6,529	2,157	202.7%
Corporate[1,4]	(73,845)	(73,710)	0.2%

Consolidated OIBDAN	$300,470	$276,423	8.7%

Certain prior period amounts have been reclassified to conform to the 2016 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) expenses excluding lease expense arising from sale-leaseback transactions and other expenses to expenses; (iv) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (v) OIBDAN excluding effects of foreign exchange to OIBDAN; (vi) revenues excluding effects of political advertising revenues to revenues; (vii) corporate expenses excluding non-cash compensation expenses and other expenses to corporate expenses; (viii) Consolidated and Americas outdoor revenues, operating expenses and OIBDAN excluding the effects of foreign exchange and outdoor markets sold to Consolidated and Americas outdoor revenues, operating expenses and OIBDAN; and (ix) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses and exclude lease expense arising from sale-leaseback transactions and amortization of deferred system implementation costs.
[3]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $28 million and $29 million for the three months ended March 31, 2016 and 2015, respectively.
[4]	Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $29 million and $29 million for the three months ended March 31, 2016 and 2015, respectively.

First Quarter 2016 Results

Consolidated

Consolidated revenues increased 4.1% after adjusting for a $15 million impact from movements in foreign exchange rates and the $20 million impact of the non-strategic Americas outdoor markets we sold in the first quarter of 2016. On a reported basis, consolidated revenue increased 1.4%.

After adjusting for a $14 million impact of movements in foreign exchange rates and the $12 million impact of the sale of Americas outdoor markets, consolidated operating expenses2 increased $22 million, or 2.3%, in the first quarter. On a reported basis, consolidated operating expenses decreased $4 million, or 0.4%.

After adjusting for the movements in foreign exchange rates and the impact of the sale of Americas outdoor markets, the Company’s OIBDAN1 was up 11.8% in the first quarter, compared to the same period in 2015. Included in the 2016 first quarter OIBDAN were $6 million of operating expenses and $1 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $6 million and $4 million of such expenses in the prior year, respectively. Excluded from OIBDAN calculation is approximately $4.2 million of incremental lease expense from sale-leaseback transactions related to the sale of certain broadcast communications tower sites and two office buildings. On a reported basis, OIBDAN was up 8.6% to $300 million for the quarter.

The Company’s consolidated net loss was $59 million in the first quarter of 2016 compared to a consolidated net loss of $387 million in the same period of 2015.

iHeartMedia

iHeartMedia revenues increased $41 million, or 5.9%, during the first quarter 2016 as compared to the first quarter 2015, driven primarily by increases in our core radio business, both broadcast and digital, including the impact of trade and barter and political advertising revenues, driven in part by our live events, as well as increases in our traffic and weather business. Revenue also increased in our syndication business driven by growth in our news/talk format.

Operating expenses increased $17 million, or 3.7%, during the first quarter 2016 as compared to the first quarter 2015 primarily due to higher barter and trade, higher programming costs, higher variable compensation related to higher revenue, investments in national and digital sales capabilities and higher live event expenses, including the new iHeart80s Party.

OIBDAN increased 10.6% to $247 million for the first quarter of 2016 as compared to the first quarter of 2015, and includes $4 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $2 million in the 2015 period.

Americas Outdoor

Americas outdoor revenues increased $12 million, or 4.2%, after adjusting for a $5 million impact from movements in foreign exchange rates and a $20 million impact from the sale of non-strategic markets. In the first quarter of 2016, we sold nine non-strategic markets for net proceeds of $596.6 million in cash and certain assets in Florida. These non-strategic markets generated revenues of $2.5 million in the first quarter of 2016 compared to $22.3 million in the first quarter of 2015. The revenue increase was driven by higher revenues from digital billboards as a result of new deployments, organic growth and higher occupancy, as well as higher revenues from static bulletins as a result of higher occupancy. On a reported basis, revenues decreased $13 million, or 4.5%.

Operating expenses increased $8 million, or 4.1%, during the first quarter 2016 as compared to the first quarter 2015 after adjusting for a $4 million impact from movements in foreign exchange rates and a $12 million impact from the sale of non-strategic markets, primarily due to higher variable compensation and higher variable site lease expenses related to the increase in revenues from remaining markets. On a reported basis, operating expenses decreased $9 million, or 4.2%.

OIBDAN increased 4.5% during the first quarter 2016 as compared to the first quarter 2015, after adjusting for a $1 million impact from movements in foreign exchange rates and the $8 million impact from the sale of non-strategic markets. On a reported basis, OIBDAN was down $5 million, or 5.1%.

International Outdoor

International outdoor revenues decreased $1 million, or 0.3%, during the first quarter 2016 as compared to the first quarter 2015 after adjusting for a $10 million impact from movements in foreign exchange rates. Higher revenue in Australia due to new digital assets and China due to new contracts and higher occupancy, as well as in several European countries including France and Belgium, was offset by decreases in revenue driven primarily by lower revenue in the United Kingdom as a result of the London bus shelter contract not being renewed and decreases in Switzerland. On a reported basis, revenues decreased $11 million, or 3.4%.

Operating expenses decreased $1 million, or 0.3%, during the first quarter 2016 as compared to the first quarter 2015 after adjusting for a $10 million impact from movements in foreign exchange rates. Operating expenses decreased primarily due to lower rent expense due to lower revenue in the United Kingdom, partially offset by higher variable site lease and maintenance expenses, as well as higher sales force and office renovation costs in the United Kingdom. On a reported basis, operating expenses decreased $11 million, or 3.8%.

OIBDAN decreased $0.1 million, or 0.4%, during the first quarter 2016 as compared to the first quarter 2015 after adjusting for a $0.2 million impact from movements in foreign exchange rates. OIBDAN in the first quarter 2016 includes $1 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $1 million in the 2015 period. On a reported basis, OIBDAN was up $0.1 million, or 0.3%.

Liquidity and Financial Position

As of March 31, 2016, we had approximately $979 million of cash on our balance sheet. For the three months ended March 31, 2016, cash flow used in operating activities was $240 million, cash flow provided by investing activities totaled $517 million, cash flow used for financing activities was $74 million, and the effect of exchange rate changes on cash totaled $4 million. The net increase in cash was $206 million.

Capital expenditures for the three months ended March 31, 2016 were $57 million compared to $56 million in the three months ended March 31, 2015. We estimate capital expenditures for 2016 to be between $300 million and $350 million.

On January 15, 2016, we completed the final closing for the sale of six of the Company’s broadcast communication tower sites and related assets for approximately $5.5 million. Simultaneous with the sales, we entered into lease agreements for the continued use of towers space.

In the first quarter of 2016, Americas outdoor sold nine non-strategic outdoor markets including Cleveland and Columbus, Ohio, Des Moines, Iowa, Ft. Smith, Arkansas, Memphis, Tennessee, Portland, Oregon, Reno, Nevada, Seattle, Washington and Wichita, Kansas for net proceeds, including cash and certain advertising assets in Florida, totaling $596.6 million. These markets contributed $2.5 million and $22.3 million in revenue during the first quarter of 2016 and 2015, respectively and $0.8 million and $8.4 million in OIBDAN during the first quarter of 2016 and 2015, respectively.

On January 21, 2016, CCOH declared a special dividend of $540 million (paid on February 4, 2016), using proceeds relating to a $300 million demand on the intercompany note owed by iHeartCommunications to CCOH and a portion of the proceeds from the sale of the non-strategic domestic outdoor markets. We received approximately 90.1% of the dividend, or $486.5 million ($186.5 million, net of iHeartCommunications’ repayment on the intercompany note), with the remaining 9.9%, or $53.5 million, paid to the public stockholders of CCOH.

As of March 31, 2016, we had borrowed $230.0 million and had $43.9 million of outstanding letters of credit under iHeartCommunications’ receivables based credit facility with a borrowing base of $363.6 million, resulting in $89.7 million of excess availability. However, any incremental borrowing under iHeartCommunications’ receivables based credit facility may be further limited by the terms contained in iHeartCommunications’ material financing agreements.

The senior secured credit facilities require iHeartMedia to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) for the preceding four quarters. iHeartCommunications’ secured debt consists of the senior secured credit facilities, the receivables based credit facility, the priority guarantee notes and certain other secured subsidiary debt. As required by the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities, iHeartCommunications’ consolidated EBITDA for the preceding four quarters of $1.8 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income, net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities) to operating income and net cash provided by operating activities for the four quarters ended March 31, 2016:

Four Quarters Ended
(In millions)	March 31,
Note numbers may not sum due to rounding	2016

Consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities)	$1,823.7

Less adjustments to consolidated EBITDA (as defined by iHeartCommunications’ senior secured credit facilities):

Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(42.2)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in iHeartCommunications’ senior secured credit facilities)	(24.0)
Non-cash charges	(27.5)
Other items	49.1

Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(302.1)

Operating income	1,477.0

Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	298.5
Less: Interest expense	(1,827.7)
Less: Current income tax expense	(29.5)
Plus: Other expense, net	(12.5)

Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	80.2
Change in assets and liabilities, net of assets acquired and liabilities assumed	(67.6)

Net cash provided by operating activities	$(81.6)

The maximum ratio permitted under this financial covenant was 8.75:1 for the four quarters ended March 31, 2016. At March 31, 2016, the ratio was 6.6:1.

Conference Call

iHeartMedia, Inc. along with its wholly owned subsidiary, iHeartCommunications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on May 4, 2016, at 8:30 a.m. Eastern Time. The conference call number is (800) 260-0718 (U.S. callers) and (651) 291-1170 (International callers) and the passcode for both is 389575. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 389575. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of iHeartMedia, Inc. and Subsidiaries

(In thousands)	Three Months Ended March 31,
	2016	2015
Revenue	$1,363,505	$1,344,564
Operating expenses:
Direct operating expenses	568,371	577,692
Selling, general and administrative expenses	425,568	416,881
Corporate expenses	77,879	77,422
Depreciation and amortization	155,456	170,453
Other operating income (expense), net	284,463	(8,974)

Operating income	420,694	93,142
Interest expense	463,950	441,771
Gain on marketable securities	—	579
Equity in earnings (loss) of nonconsolidated affiliates	(433)	331
Loss on extinguishment of debt	—	(2,201)
Other income (expense), net	(5,712)	19,891

Loss before income taxes	(49,401)	(330,029)
Income tax expense	(9,493)	(56,605)

Consolidated net loss	(58,894)	(386,634)
Less: Amount attributable to noncontrolling interest	29,621	(1,668)

Net loss attributable to the Company	$(88,515)	$(384,966)

For the three months ended March 31, 2016, foreign exchange rate movements decreased the Company’s revenues by $15 million and decreased direct operating expenses by $10 million and SG&A expenses by $4 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for March 31, 2016 and December 31, 2015:

(In millions)	March 31,	December 31,
	2016	2015
Cash	$978.5	$772.7
Total Current Assets	2,618.4	2,778.1
Net Property, Plant and Equipment	2,144.4	2,212.6
Total Assets	13,382.7	13,673.1

Current Liabilities (excluding current portion of long-term debt)	1,223.9	1,477.7
Long-term Debt (including current portion of long-term debt)	20,754.4	20,720.6
Shareholders’ Deficit	(10,689.8)	(10,606.7)

TABLE 3 - Total Debt

At March 31, 2016 and December 31, 2015, iHeartMedia, Inc. had total debt of:

(In millions)	March 31,	December 31,
	2016	2015
Senior Secured Credit Facilities	$6,300.0	$6,300.0
Receivables Based Credit Facility	230.0	230.0
Priority Guarantee Notes	6,274.8	6,274.8
Subsidiary Revolving Credit Facility due 2018	—	—
Other Secured Subsidiary Debt	25.1	25.2

Total Secured Debt	12,829.9	12,830.0

Senior Notes due 2021	1,712.0	1,695.1
iHeartCommunications Legacy Notes	667.9	667.9
Senior Notes due 2018	730.0	730.0
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Subsidiary Senior Notes due 2020	225.0	225.0
Other Subsidiary Debt	0.2	0.2
Purchase accounting adjustments and original issue discount	(195.7)	(204.6)
Long-Term Debt Fees	(139.9)	(148.0)

Total long-term debt (including current portion of long-term debt)	$20,754.4	$20,720.6

The current portion of long-term debt was $186 million and $182 million as of March 31, 2016 and December 31, 2015, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2016 and 2015. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses, lease expense arising from sale-leaseback transactions and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Comprehensive Loss: Income tax benefit; Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, equity compensation structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to translate our 2016 actual foreign revenues, expenses and OIBDAN in local currency to U.S. dollars using average 2015 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses; (iv) Expenses excluding the effects of foreign exchange to expenses; (v) OIBDAN excluding the effects of foreign exchange to OIBDAN; (vi) Revenues excluding effects of political advertising revenue to revenues; (vii) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; (viii) Consolidated and Americas outdoor revenues, operating expenses and OIBDAN excluding the effects of foreign exchange and outdoor markets sold to Consolidated and Americas outdoor revenues, operating expenses and OIBDAN; an and (ix) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	OIBDAN	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Sale- leaseback expense	Other adjustments	Operating income (loss)
Three Months Ended March 31, 2016
iHM	$246,728	$—	$58,817	$—	$3,775	$142	$183,994
Americas Outdoor	89,187	—	46,116	—	—	—	43,071
International Outdoor	31,039	—	37,880	—	—	—	(6,841)
Other	6,529	—	3,616	—	—	—	2,913
Corporate	(73,418)	3,094	9,027	—	464	903	(86,906)

Other operating income, net	—	—	—	(284,463)	—	—	284,463

Consolidated	$300,065	$3,094	$155,456	$(284,463)	$4,239	$1,045	$420,694

Three Months Ended March 31, 2015
iHM	$223,034	$—	$60,735	$—	$—	$142	$162,157
Americas Outdoor	93,992	—	50,340	—	—	—	43,652
International Outdoor	30,950	—	42,441	—	—	—	(11,491)
Other	2,157	—	6,323	—	—	—	(4,166)
Corporate	(73,710)	2,524	10,614	—	432	756	(88,036)

Other operating expense, net	—	—	—	8,974	—	—	(8,974)

Consolidated	$276,423	$2,524	$170,453	$8,974	$432	$898	$93,142

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated revenue	$1,363,505	$1,344,564	1.4%
Excluding: Foreign exchange decrease	15,119	—

Revenue excluding effects of foreign exchange	$1,378,624	$1,344,564	2.5%

Americas Outdoor revenue	$282,528	$295,863	(4.5%)
Excluding: Foreign exchange decrease	5,015	—

Americas Outdoor revenue excluding effects of foreign exchange	$287,543	$295,863	(2.8%)

International Outdoor revenue	$308,193	$319,180	(3.4%)
Excluding: Foreign exchange decrease	10,104	—

International Outdoor revenue excluding effects of foreign exchange	$318,297	$319,180	(0.3%)

Reconciliation of Expenses excluding Lease expense arising from Sale-leaseback transactions and Other expenses to Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated expense	$993,939	$994,573	(0.1%)
Excluding: Lease expense arising from sale-leaseback transactions	(3,775)	—
Excluding: Amortization of deferred system implementation costs	(142)	(142)

Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses	$990,022	$994,431	(0.4%)

iHM expense	$496,075	$474,909	4.5%
Excluding: Lease expense arising from sale-leaseback transactions	(3,775)	—
Excluding: Amortization of deferred system implementation costs	(142)	(142)

iHM Expenses excluding lease expense arising from sale-leaseback transactions and other expenses to Expenses	$492,158	$474,767	3.7%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated expense	$993,939	$994,573	(0.1%)
Excluding: Lease expense arising from sale-leaseback transactions	(3,775)	—
Excluding: Amortization of deferred system implementation costs	(142)	(142)
Excluding: Foreign exchange decrease	14,287	—

Consolidated expense excluding effects of foreign exchange	$1,004,309	$994,431	1.0%

Americas Outdoor expense	$193,341	$201,871	(4.2%)
Excluding: Foreign exchange decrease	3,974	—

Americas Outdoor expense excluding effects of foreign exchange	$197,315	$201,871	(2.3%)

International Outdoor expense	$277,154	$288,230	(3.8%)
Excluding: Foreign exchange decrease	10,313	—

International Outdoor expense excluding effects of foreign exchange	$287,467	$288,230	(0.3%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated OIBDAN	$300,065	$276,423	8.6%
Excluding: Foreign exchange decrease	405	—

OIBDAN excluding effects of foreign exchange	$300,470	$276,423	8.7%

Americas Outdoor OIBDAN	$89,187	$93,992	(5.1%)
Excluding: Foreign exchange decrease	1,041	—

Americas Outdoor OIBDAN excluding effects of foreign exchange	$90,228	$93,992	(4.0%)

International Outdoor OIBDAN	$31,039	$30,950	0.3%
Excluding: Foreign exchange increase	(209)	—

International Outdoor OIBDAN excluding effects of foreign exchange	$30,830	$30,950	(0.4%)

Corporate OIBDAN	$(73,418)	$(73,710)	(0.4%)
Excluding: Foreign exchange increase	(427)	—

Corporate OIBDAN excluding effects of foreign exchange	$(73,845)	$(73,710)	0.2%

Reconciliation of Revenues excluding Effects of Political Revenue to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated revenue	$1,363,505	$1,344,564	1.4%
Excluding: Political revenue	(15,657)	(3,815)

Consolidated revenue excluding effects of political revenue	$1,347,848	$1,340,749	0.5%

iHM revenue	$738,886	$697,801	5.9%
Excluding: Political revenue	(11,496)	(2,576)

iHM revenue excluding effects of political revenue	$727,390	$695,225	4.6%

Americas Outdoor revenue	$282,528	$295,863	(4.5%)
Excluding: Political revenue	(400)	(840)

Americas Outdoor revenue excluding effects of political revenue	$282,128	$295,023	(4.4%)

Other revenue	$34,183	$32,821	4.1%
Excluding: Political revenue	(3,761)	(399)

Other revenue excluding effects of political revenue	$30,422	$32,422	(6.2%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Corporate Expense	$77,879	$77,422	0.6%
Less: Non-cash compensation expense	(3,094)	(2,524)
Less: Amortization of system implementation costs	(903)	(756)
Less: Lease expense arising from sale-leaseback transactions	(464)	(432)

	$73,418	$73,710	(0.4%)

Consolidated and Americas Outdoor Revenue, Operating expenses and OIBDAN, excluding Effects of Foreign Exchange Rates and results of Americas Outdoor markets sold

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated revenue	$1,363,505	$1,344,564	1.4%
Excluding: Revenue from Americas Outdoor markets sold	(2,470)	(22,300)
Excluding: Foreign exchange decrease	15,119	—

Consolidated revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$1,376,154	$1,322,264	4.1%

Consolidated operating expenses	$993,939	$994,573	(0.1%)
Excluding: Lease expense arising from sale-leaseback transactions	(3,775)	—
Excluding: Amortization of deferred system implementation costs	(142)	(142)
Excluding: Operating expenses from Americas Outdoor markets sold	(1,769)	(13,960)
Excluding: Foreign exchange decrease	14,287	—

Consolidated Operating expenses, excluding effects of foreign exchange and operating expenses from Americas Outdoor markets sold	$1,002,540	$980,471	2.3%

Consolidated OIBDAN	$300,065	$276,423	8.6%
Excluding: OIBDAN from Americas Outdoor markets sold	(701)	(8,340)
Excluding: Foreign exchange decrease	405	—

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from Americas Outdoor markets sold	$299,769	$268,083	11.8%

Americas Outdoor revenue	$282,528	$295,863	(4.5%)
Excluding: Revenue from Americas Outdoor markets sold	(2,470)	(22,300)
Excluding: Foreign exchange decrease	5,015	—

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$285,073	$273,563	4.2%

Americas Outdoor operating expenses	$193,341	$201,871	(4.2%)
Excluding: Operating expenses from Americas Outdoor markets sold	(1,769)	(13,960)
Excluding: Foreign exchange decrease	3,974	—

Americas Outdoor Operating expenses, excluding effects of foreign exchange and operating expenses from Americas Outdoor markets sold	$195,546	$187,911	4.1%

Americas Outdoor OIBDAN	$89,187	$93,992	(5.1%)
Excluding: OIBDAN from Americas Outdoor markets sold	(701)	(8,340)
Excluding: Foreign exchange decrease	1,041	—

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from Americas Outdoor markets sold	$89,527	$85,652	4.5%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
OIBDAN	$300,065	$276,423	8.6%
Non-cash compensation expense	3,094	2,524
Depreciation and amortization	155,456	170,453
Amortization of deferred system implementation costs	1,045	898
Lease expense arising from sale-leaseback transactions	4,239	432
Other operating income (loss), net	284,463	(8,974)

Operating income	420,694	93,142
Interest expense	463,950	441,771
Gain on marketable securities	—	579
Equity in earnings (loss) of nonconsolidated affiliates	(433)	331
Gain (loss) of extinguishment of debt	—	(2,201)
Other income, net	(5,712)	19,891

Loss before income taxes	(49,401)	(330,029)
Income tax benefit (expense)	(9,493)	(56,605)

Consolidated net loss	(58,894)	(386,634)
Less: Amount attributable to noncontrolling interest	29,621	(1,668)

Net loss attributable to the Company	$(88,515)	$(384,966)

About iHeartMedia, Inc.

iHeartMedia, Inc. (OTCBB: IHRT) is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out-of-home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. Its iHeartMedia division has the largest reach of any radio or television outlet in America, serving over 150 local markets through 861 owned radio stations in addition to its iHeartRadio digital platform. Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out-of-home advertising companies, with more than 625,000 displays in over 35 countries across five continents, including 43 of the 50 largest markets in the United States. More information is available at www.iheartmedia.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC, iHeartCommunications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations or other liquidity-generating transactions to make payments on its indebtedness; weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; and risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s, Clear Channel Outdoor Holdings, Inc.’s, iHeartMedia Capital I, LLC’s and iHeartCommunications, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.